UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

LEIDOS HOLDINGS, INC.

LEIDOS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33072 000-12771	20-3562868 95-3630868
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (571) 526-6000

SAIC, Inc. (currently Leidos Holdings, Inc.)

Science Applications International Corporation (currently Leidos, Inc.)

1710 SAIC Drive, McLean, Virginia 22102

(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Distribution Agreement

In connection with the previously announced separation of Science Applications International Corporation (“New SAIC”) (formerly known as SAIC Gemini, Inc.) from Leidos Holdings, Inc. (the “Company”) (formerly known as SAIC, Inc.), the Company and New SAIC entered into a Distribution Agreement (the “Distribution Agreement”), on September 25, 2013, which sets forth the Company’s agreements with New SAIC regarding the principal actions needed to be taken in connection with the separation and other agreements that govern certain aspects of the Company’s relationship with New SAIC following the separation. Prior to the separation, New SAIC was a wholly-owned subsidiary of Leidos.

In particular, the Distribution Agreement provides that, subject to the terms and conditions contained in the Distribution Agreement:

•	All of the assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) associated with the New SAIC business are retained by or transferred to New SAIC.

•	All other assets and liabilities (including whether accrued, contingent or otherwise, and subject to certain exceptions) of the Company are retained by the Company.

•	New SAIC assumes or retains any liabilities (including under applicable federal and state securities laws) arising under or in connection with New SAIC registering New SAIC’s common stock distributed by the Company in the separation under the Exchange Act, subject to exceptions for certain information for which the Company will retain liability.

•	New SAIC bears unknown liabilities that relate to the conduct of its business prior to the separation unless the total amount of losses (in excess of a $5 million deductible per claim or related claims) from such liabilities is in excess of $50 million, and such excess losses will be shared 70% by the Company and 30% by New SAIC. Liabilities arising out of contracts belonging to New SAIC (including breaches or liabilities resulting from failure to perform under the contract) are not shared. This sharing provision will terminate two years from the date of the separation or upon an announcement of a change of control (that is later consummated) of either the Company or New SAIC.

•	The Company bears unknown liabilities that relate to the conduct of its business prior to the separation.

•	The Company bears unknown liabilities that relate to a pre-separation event not arising out of either New SAIC’s business or the Company’s operating business unless the total amount of losses (in excess of a $5 million deductible per claim or related claims) from such liabilities is in excess of $50 million, and such excess losses will be shared 70% by the Company and 30% by New SAIC. This sharing provision will terminate two years from the date of the separation or upon an announcement of a change of control (that is later consummated) of either the Company or New SAIC.

Representations and Warranties. In general, neither the Company nor New SAIC makes any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents, or any other matters. Except as expressly set forth in the Distribution Agreement or in any ancillary agreement, all assets are transferred on an “as is,” “where is” basis.

The Distribution. The Distribution Agreement governs the rights and obligations of the parties regarding the distribution and certain actions occurring prior to the proposed distribution.

Release of Claims. The Company and New SAIC have agreed to broad releases pursuant to which they will each release the other and certain related persons specified in the Distribution Agreement from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the distribution. These releases will be subject to certain exceptions.

Indemnification. The Company and New SAIC have agreed to indemnify each other and certain related persons specified in the Distribution Agreement against breaches of the Distribution Agreement and certain liabilities in connection with their respective businesses and as otherwise allocated to each of them in the Distribution Agreement. These indemnities are principally designed to place financial responsibility for the obligations and liabilities of New SAIC’s business with New SAIC and financial responsibility for the obligations and liabilities of the Company’s business with the Company. Specifically, each party will indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its officers, directors, employees and agents for any losses arising out of or due to:

•	the failure to pay, perform or otherwise discharge any of the liabilities or alleged liabilities each such party assumed or retained pursuant to the Distribution Agreement; and

•	any breach by such party of the Distribution Agreement or any ancillary agreement unless such ancillary agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

The amount of each party’s indemnification obligations will be subject to reduction by any insurance proceeds received by the party being indemnified. The Distribution Agreement will also specify procedures with respect to claims subject to indemnification and related matters.

Insurance. New SAIC is responsible for obtaining and maintaining its own insurance coverage, although New SAIC will continue to have coverage under certain of the Company’s pre-separation insurance policies for certain matters that occurred prior to the separation.

Allocation of Spin-Off Expenses. The Distribution Agreement provides that the Company is responsible for all of its and New SAIC’s fees, costs and expenses incurred prior to the Distribution Date in connection with the separation. The Company and New SAIC will each pay its own fees, costs and expenses incurred following the separation.

Other Matters Governed by the Distribution Agreement. Other matters governed by the Distribution Agreement include access to financial and other information, access to and provision of records, intellectual property, confidentiality, treatment of outstanding guarantees and similar credit support and dispute resolution procedures.

Employee Matters Agreement

On September 25, 2013, the Company and New SAIC entered into an Employee Matters Agreement that sets forth their agreements as to certain employment, compensation and benefits matters. The Employee Matters Agreement provides for the allocation and treatment of assets and liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment matters. Generally, New SAIC assumed or retained liabilities relating to New SAIC’s employees and the Company assumed or retained liabilities relating to the Company’s employees. The Employee Matters Agreement also provides for the adjustment of outstanding equity awards to reflect the separation and the one-for-four reverse stock split of the Company’s shares. In connection with the separation, under the terms of the Employee Matters Agreement, the performance period of certain awards was deemed completed, with a portion of the awards for the completed period vesting at actual performance as determined by the Company’s compensation committee and the portion of the awards for the remaining period vesting at target. The awards are still subject to the same time-based vesting provisions that applied prior to the separation.

Tax Matters Agreement

On September 25, 2013, the Company and New SAIC entered into a Tax Matters Agreement that governs the respective rights, responsibilities and obligations of the Company and New SAIC after the separation with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns. As a former subsidiary of the Company, New SAIC has (and will continue to have following the separation) joint and several liability with the Company to the IRS for the consolidated U.S. federal income taxes of the Company consolidated group relating to the taxable periods in which New SAIC was part of that group. However, the Tax Matters Agreement specifies the portion, if any, of this tax liability for which New SAIC bears responsibility, and the Company agrees to indemnify New SAIC against any amounts for which New SAIC is not responsible. The Tax Matters Agreement also provides special rules for allocating tax liabilities in the event that the spin-off is not tax-free.

Transition Services Agreement

On September 25, 2013, the Company and New SAIC entered into a Transition Services Agreement, under which the Company or its affiliates will provide New SAIC, and New SAIC or its affiliates will provide the Company, with certain services for a limited time to help ensure an orderly transition for each of New SAIC and the Company following the distribution.

Under the Transition Services Agreement, the Company and New SAIC will provide each other (or cause applicable third parties to provide) certain services, including information technology, financial, telecommunications, benefits support services and other specified services, on a transitional basis. The Company expects these services will provided at cost, and these services are planned to extend for a period of six to eighteen months in most circumstances.

The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, Employee Matters Agreement, Tax Matters Agreement and Transition Services Agreement, copies of which are attached to this report as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 27, 2013, the Company completed the previously announced separation from New SAIC. Effective as of 11:59 p.m., Eastern time, on September 27, 2013 (the “Distribution Date”), the common stock of New SAIC was distributed, on a pro rata basis, to the Company’s stockholders of record as of September 19, 2013 (the “Record Date”). On the Distribution Date, each of the stockholders of the Company received one share of New SAIC for every seven shares of the Company’s common stock held by such stockholder on the Record Date. The separation was completed pursuant to the Distribution Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information set forth in Item 1.01 above regarding the Employee Matters Agreement is incorporated herein by reference.

Dr. France A. Córdova, Mr. Jere A. Drummond and Mr. Thomas F. Frist, III, currently directors of the Company, resigned from the Board of Directors effective September 27, 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2013, the Company amended its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to change the name of the Company from SAIC, Inc. to Leidos Holdings, Inc. and Science Applications International Corporation amended its Restated Certificate of Incorporation and Restated Bylaws to change its name from Science Applications International Corporation to Leidos, Inc.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively. Science Applications International Corporation’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.3 and 3.4 hereto, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

2.1*	Distribution Agreement dated September 25, 2013

3.1	Amended and Restated Certificate of Incorporation of Leidos Holdings, Inc.

3.2	Restated Bylaws of Leidos Holdings, Inc.

3.3	Amended and Restated Certificate of Incorporation of Leidos, Inc.

3.4	Restated Bylaws of Leidos, Inc.

10.1	Employee Matters Agreement dated September 25, 2013

10.2	Tax Matters Agreement dated September 25, 2013

10.3	Transition Services Agreement dated September 25, 2013

*	The schedules to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to supplementally furnish to the Securities and Exchange Commission, upon request, a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

By:	/s/ Vincent A. Maffeo
	Name:	Vincent A. Maffeo
	Title:	Executive Vice President and General Counsel

LEIDOS, INC.

By:	/s/ Vincent A. Maffeo
	Name:	Vincent A. Maffeo
	Title:	Executive Vice President and General Counsel

Dated: October 1, 2013